__________________________________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

____________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 1, 2006

____________

BLACK HILLS CORPORATION

(Exact name of registrant as specified in its charter)

____________

South Dakota
(State or other jurisdiction of incorporation)
001-31303	46-0458824
(Commission File Number)	(IRS Employer Identification No.)

625 Ninth Street, PO Box 1400 Rapid City, South Dakota (Address of principal executive offices)	57709-1400 (Zip Code)

605.721.1700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

____________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

______________________________________________________________________________

Item 1.01.	Entry into a Material Definitive Agreement.

On February 1, 2006, the Compensation Committee of the Board of Directors of Black Hills Corporation (the “Company”) approved annual incentive award targets for 2006 for the Company’s executive officers pursuant to the Officers Short-Term Incentive Plan. These awards, if earned, would be paid out in February 2007. Corporate executives may earn a bonus payable 50% in cash and 50% in Company common stock on the basis of achieving designated earnings per share goals. The threshold, target and maximum annual bonus, as a percentage of base compensation, that may be earned in 2006 for the Named Executive Officers and Chief Operating Officers are as follows:

Name	Base Salary as of	Bonus as a Percentage of Base
	January 1, 2006	Threshold	Target	Maximum

David R. Emery, Chairman, President and Chief Executive Officer	$ 525,000	21%	70%	140%

Thomas M. Ohlmacher, Chief Operating Officer – Wholesale	$ 340,600	15%	50%	100%

Linden R. Evans, Chief Operating Officer – Retail	$ 241,400	15%	50%	100%

Mark T. Thies, Executive Vice President and Chief Financial Officer	$ 280,300	12%	40%	80%

Russell D. Cohen, Senior Vice President and Chief Risk Officer	$ 246,200	12%	40%	80%

Steven J. Helmers, Senior Vice President and General Counsel	$ 252,100	10.5%	35%	70%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK HILLS CORPORATION

By: /s/ Mark T. Thies
Mark T. Thies
Executive Vice President
and Chief Financial Officer

Date: February 7, 2006

3